[UNITED BANCORP INC. LOGO]

P. O. BOX 10 o MARTINS FERRY, OHIO 43935 o Phone: 740/633-BANK Fax:740/633-1448 We are United to Better Serve You

================================================================================
PRESS RELEASE
================================================================================
UNITED BANCORP, INC.
201 South 4th at Hickory Street, Martins Ferry, OH  43935

Contact: James W. Everson               Randall M. Greenwood
         Chairman, President and CEO    Senior Vice President, CFO and Treasurer
Phone:   (740) 633-0445 Ext. 120        (740) 633-0445 Ext. 181
         ceo@unitedbancorp.com          cfo@unitedbancorp.com

FOR IMMEDIATE RELEASE: 2:00 PM            July 24, 2006
SUBJECT: UNITED BANCORP, INC. REPORTS EARNINGS PER SHARE OF $0.24 FOR THE SIX MONTHS ENDED JUNE 30, 2006.

MARTINS FERRY, OHIO United Bancorp, Inc. (NASDAQ: UBCP), headquartered in Martins Ferry, Ohio reported earnings of $989,000 for the six months ended June 30, 2006 compared to $1,702,000 for the six months ended June 30, 2005. On a per share basis, basic earnings were $0.24 for the six months ended June 30, 2006 compared to $0.41 for the six months ended June 30, 2005. Second quarter 2006 earnings were $0.07 per share compared to $0.21 in 2005. Earnings per share data for 2005 gives effect to the 10% share dividend paid on December 20, 2005. UBCP Chairman, President and CEO James W. Everson stated "Our decrease in earnings of approximately $713,000 for the six months ended June 30, 2006 is primarily attributable to a tax effected $561,000 of costs associated with the strategic repositioning of our Community Bank affiliate."

With the March 2, 2006 appointment of James W. Everson as President and Chief Executive Officer of The Community Bank after the bank did not meet its 2006 business plan by posting losses in January and February, Management developed three strategic initiatives in June aimed at enhancing future profitability of The Community Bank and UBCP. Everson stated "First, The Community Bank took a charge against earnings of approximately $330,000 relative to the bond portfolio. With our current reinvestment strategy, Management anticipates this loss to be recouped in just slightly over 2 years, while the average life of the bonds sold was approximately 4 years. Second, a $90,000 charge against earnings was taken to improve the profitability and customer service related to Community's ATM and Credit Card platforms. Finally, an additional $210,000 was charged in loan loss provision expense against earnings to replenish the loan loss reserve account at The Community Bank for loans charged off during the quarter." Everson concluded by stating, "These actions, which are being taken to improve UBCP's future financial performance, will have a minimal impact on the Company's capital and are currently projected to have no effect on its dividend policy."

Randall M. Greenwood, Senior Vice President, CFO and Treasurer, of UBCP stated "The Company's six months earnings in 2006, generated an annualized 0.48% return on assets ("ROA") and a 6.31% return on equity ("ROE"). The Company's earnings for the six months ended June 30, 2006 were negatively impacted by the above losses and continued pressure on the Company's net interest margin which is a current industry challenge. The net interest margin of the Company continued to decrease during the first six months of 2006; however, the growth of the loan portfolio of approximately $5 million did help offset the margin compression. We continue to see strong deposit growth of approximately $15.3 million for the six months ended June 30, 2006."

United Bancorp, Inc. is headquartered in Martins Ferry, Ohio and is a multi-bank holding company with total assets of approximately $419.3 million and total shareholder's equity of approximately $30.4 million as of June 30, 2006. Affiliates of UBCP include The Citizens Savings Bank and The Community Bank with seventeen banking offices, and an Operations Center located in Ohio serving Athens, Belmont, Carroll, Fairfield, Harrison, Hocking, Jefferson and Tuscarawas Counties. The Company trades on The NASDAQ Capital Market tier of the Nasdaq Stock Market under the symbol UBCP, Cusip #909911109.

Certain statements contained herein are not based on historical facts and are "forward-looking statements" within the meaning of Section 21A of the Securities Exchange Act of 1934. Forward-looking statements which are based on various assumptions (some of which are beyond the Company's control), may be identified by reference to a future period or periods, or by the use of forward-looking terminology, such as "may," "will," "believe," "expect," "estimate," "anticipate," "continue," or similar terms or variations on those terms, or the negative of these terms. Actual results could differ materially from those set forth in forward-looking statements, due to a variety of factors, including, but not limited to, those related to the economic environment, particularly in the market areas in which the company operates, competitive products and pricing, fiscal and monetary policies of the U.S. Government, changes in government regulations affecting financial institutions, including regulatory fees and capital requirements, changes in prevailing interest rates, acquisitions and the integration of acquired businesses, credit risk management, asset/liability management, changes in the financial and securities markets, including changes with respect to the market value of our financial assets, and the availability of and costs associated with sources of liquidity. The Company undertakes no obligation to update or clarify forward-looking statements, whether as a result of new information, future events or otherwise.
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                     UNITED BANCORP, INC. MARTINS FERRY, OH
                                  Symbol "UBCP"


                      FOR THE THREE MONTHS ENDED JUNE 30, %

                                                 2006           2005          CHANGE
                                               ---------      ---------     ---------
EARNINGS (IN THOUSANDS)
  Total interest income ..................   $     6,319    $     5,446        16.03%
  Total interest expense .................         3,151          2,160        45.88%
                                             -----------    -----------
  Net interest income ....................         3,168          3,286        -3.59%
  Provision for loan losses ..............           302            116       160.34%
  Service charges on deposit accounts ....           324            315         2.86%
  Net realized losses of sales on securities        (320)            (9)     3455.56%
  Net realized gains on sale of loans ....             5              6       -16.67%
  Other noninterest income ...............           271            277        -2.17%
  Total noninterest income ...............           280            589       -52.46%
  Total noninterest expense ..............         2,941          2,640        11.40%
  Net earnings before income taxes .......           205          1,119       -81.68%
  Income tax expense (benefit) ...........           (82)           238      -134.45%
                                             -----------    -----------
  Net earnings ...........................           287    $       881       -67.42%
PER SHARE
  Earnings per common share - Basic ......   $      0.07    $      0.21       -66.67%
  Earnings per common share - Diluted ....          0.07           0.21       -66.67%
  Cash Dividends paid ....................          0.13           0.12         8.33%
SHARES OUTSTANDING
  Average - Basic ........................     4,174,484      4,188,237           --
  Average - Diluted ......................     4,175,057      4,188,951           --

                                          FOR THE SIX MONTHS ENDED JUNE 30,         %
                                                 2006             2005           CHANGE
                                               ---------       ---------        ---------
EARNINGS (IN THOUSANDS)

  Total interest income ...................   $    12,304     $    10,668          15.34%
  Total interest expense ..................         5,986           4,134          44.80%
                                              -----------     -----------
  Net interest income .....................         6,318           6,534          -3.31%
  Provision for loan losses ...............           404             260          55.38%
  Service charges on deposit accounts .....           674             629           7.15%
  Net realized (losses) gains of sales on
   securities .............................          (350)             (6)       5733.33%
  Net realized gains on sale of loans .....            10              12         -16.67%
  Other noninterest income ................           558             520           7.31%
  Total noninterest income ................           892           1,155         -22.77%
  Total noninterest expense ...............         5,730           5,260           8.94%
  Net earnings before income taxes ........         1,076           2,169         -50.39%
  Income tax expense ......................            87             467         -81.37%
                                              -----------     -----------
  Net earnings ............................   $       989     $     1,702         -41.89%
PER SHARE
  Earnings per common share - Basic .......   $      0.24     $      0.41         -41.46%
  Earnings per common share - Diluted .....          0.24            0.41         -41.46%
  Cash Dividends paid .....................          0.26            0.24           8.33%
  Book value (end of period) ..............          7.33            8.04          -8.83%
SHARES OUTSTANDING
  Average - Basic .........................     4,201,512       4,177,626             --
  Average - Diluted .......................     4,202,548       4,179,051             --

AT QUARTER END (IN THOUSANDS)
  Total assets ............................   $   419,318     $   403,482           3.92%
  Total assets (average) ..................       414,680         398,480           4.07%
  Other real estate and repossessions .....         1,183             832          42.19%
  Gross loans .............................       236,279         226,867           4.15%
  Allowance for loan losses ...............         2,839           3,111          -8.74%
  Net loans ...............................       233,440         223,755           4.33%
  Non-performing loans ....................         1,533             645         137.67%
  Net loans charged off ...................           469             144         225.69%
  Average loans ...........................       233,452         219,999           6.12%
  Total deposits ..........................       321,525         314,377           2.27%
  Securities and other restricted stock ...       149,380         145,136           2.92%
  Shareholders' equity ....................        30,420          33,801         -10.00%
  Shareholders' equity (average) ..........        31,839          32,183          -1.07%
STOCK DATA
  Market value - last close (end of period)   $     11.00     $     11.98          -8.18%
  Dividend payout ratio ...................        108.33%          58.54%         85.07%
  Price earnings ratio ....................         18.33 x         15.16 x        20.90%
KEY PERFORMANCE RATIOS
  Return on average assets (ROA) ..........          0.48%           0.85%        -44.13%
  Return on average equity (ROE) ..........          6.21%          10.57%        -41.23%
  Net interest margin (FTE) ...............          3.20%           3.71%        -13.75%
  Interest expense to average assets ......          2.89%           2.07%         39.14%
  Total allowance for loan losses
    to nonperforming loans ................        185.19%         482.33%        -61.60%
  Total allowance for loan losses
    to total loans ........................          1.20%           1.37%        -12.38%